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Exhibit 5.1

[LOEB & LOEB LLP LETTERHEAD]

December 16, 2003

Acorda Therapeutics, Inc.
15 Skyline Drive
Hawthorne, NY 10532

Ladies and Gentlemen:

        You have requested our opinion with respect to certain matters in connection with the filing by Acorda Therapeutics, Inc. (the "Company"), of a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") covering an underwritten public offering of up to 5,520,000 shares of common stock, including up to 4,800,000 shares to be sold by the Company (the "Shares") and 720,000 shares for which the Underwriters have been granted an over-allotment option.

        In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectus, the Company's Amended and Restated Certificate of Incorporation and Amended and Restated By-laws, as currently in effect, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon a certificate of officers of the Company and have not sought to independently verify such matters. Our opinion is expressed only with respect to the laws of the State of Delaware.

        On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Registration Statement and related Prospectus, will be validly issued, fully paid and non-assessable.

        We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included on the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

                      Sincerely,

                      /s/ Loeb & Loeb LLP

                      Loeb & Loeb LLP

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  Exhibit 5.1